UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813

Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Amendment to Second Amended and Restated Credit Agreement

On April 4, 2007 The Pantry, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to Second Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia Bank, National Association, as administrative agent and lender, JPMorgan Chase Bank, National Association, as syndication agent for the Additional Term Loan (as defined below) and lender, and Harris N.A., as documentation agent for the Additional Term Loan and lender.

In accordance with Section 2.3 of the Credit Agreement, the Company borrowed an additional term loan in an aggregate principal amount of $100 million (the “Additional Term Loan”). The Company entered into the Amendment to incorporate the terms of the Additional Term Loan into the Credit Agreement. The Additional Term Loan is subject to the same terms and conditions, including interest rate and maturity date, as the existing $205 million Closing Date Term Loan (as defined in the Credit Agreement, as amended by the Amendment). A summary of these terms and conditions is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2006, and that summary is incorporated herein by reference. The principal amount of the Additional Term Loan will be repaid in 19 quarterly installments beginning on June 30, 2007, unless such payments are accelerated as provided in the Credit Agreement.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and by reference to the Credit Agreement, which was filed as Exhibit 10.1 to Company’s Current Report on Form 8-K filed with the SEC on January 3, 2006 and is also incorporated herein by reference.

On April 5, 2007, the Company used the proceeds from the Additional Term Loan to fund a portion of the purchase price of the acquisition of sixty-six (66) convenience stores operated by Petro Express, Inc. (“Petro”) in North Carolina and South Carolina, under the trade name Petro Express®, and the wholesale fuel business of Carolina Petroleum Distributors of Charlotte, Inc (“Carolina Petroleum”), an affiliate of Petro (the “Acquisition”). A summary description of the Acquisition is contained in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on January 9, 2007, which description is incorporated herein by reference. A copy of the press release announcing completion of the acquisition is attached as Exhibit 99.1 to this Form 8-K.

Petro Store Leases

In connection with the Acquisition, National Retail Properties, LP (the “Landlord”) will purchase the land and buildings associated with 52 of the Petro convenience stores (the “Premises”), and the Company will enter into separate lease agreements with the Landlord to lease the Premises. The Company entered into leases with respect to 49 stores on April 5, 2007 (the “First Closing”) and expects to enter into leases with respect to the remaining 3 stores on or about May 17, 2007 (the “Second Closing”). The Company has previously entered into sale-leaseback agreements with the Landlord with respect to other convenience stores operated by the Company.

Each of the leases will be for a term of 15 years, and each lease will be automatically renewed for six additional five-year periods unless either (i) the Company is in default or (ii) the Company notifies the Landlord (in accordance with the provisions of the lease agreement) of its intention not to renew. The aggregate annual amount of rent due to the Landlord under all the leases will be $12,757,868. Rent is due and payable in advance in equal monthly installments on or before the first day of each month. The amount of rent due under each lease will remain constant during the first five years of the lease, and is then subject to adjustment at the beginning of each successive five-year lease term at the lesser of (i) 6.5% or (ii) the increase in the consumer price index during the five-year period beginning three months before the previous five-year lease term and ending three months before the date of adjustment, as provided in the lease agreement.

If an Event of Default (as defined in the lease agreement) occurs with respect to a particular lease agreement and the Event of Default is not cured by the Company, the Landlord may terminate the lease agreement and, in addition to other remedies, may recover from the Company (i) the “worth at the time of the award” (as defined in the lease agreement) of the unpaid rent that had been earned at the time of termination of the relevant lease, (ii) the “worth at the time of the award” (as defined in the lease agreement) of the amount by which the unpaid rent that would have been earned after the date of termination of the relevant lease until the time of award exceeds the fair market rental value of leased property and (iii) the “worth at the time of the award” (as defined in the lease agreement) of the amount by which the unpaid rent for the balance of the lease term (excluding future renewal terms) after the time of award exceeds the fair market rental value of the leased property.

Each lease agreement contains other terms and provisions that are customary for lease agreements of this nature. In addition, certain lease agreements contain provisions requiring the Company to indemnify the Landlord for certain liabilities and expenses related to pre-existing conditions, existing leases, and/or environmental obligations applicable to certain leased properties.

In accordance with the Company’s accounting policies, these lease transactions will be accounted for as financing transactions, resulting in approximately $160 million in additional debt, with a similar increase in assets, carried on the Company’s balance sheet.

The description of the lease agreements contained herein is qualified in its entirety by reference to the form lease agreement between the Company and the Landlord, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	First Amendment to Second Amended and Restated Credit Agreement dated April 4, 2007 by and among the Company, as borrower, R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia Bank, National Association, as administrative agent and lender, JPMorgan Chase Bank, National Association, as syndication agent and lender, and Harris N.A., as documentation agent and lender.

10.2	Form of Lease Agreement between the Company and National Retail Properties, LP.

10.3	Second Amended and Restated Credit Agreement dated December 29, 2005 among the Company, as borrower, R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia Bank, National Association, as administrative agent and lender, Regions Bank and Wells Fargo Bank, National Association, as co-syndication agents and lenders, Harris N.A. and Rabobank International as co-documentation agents and lenders, and the other financial institutions signatory thereto, as lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2006).

99.1	Press Release dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Finance, Chief Financial Officer and Secretary

Date: April 5, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	First Amendment to Second Amended and Restated Credit Agreement dated April 4, 2007 by and among the Company, as borrower, R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia Bank, National Association, as administrative agent and lender, JPMorgan Chase Bank, National Association, as syndication agent and lender, and Harris N.A., as documentation agent and lender.

10.2	Form of Lease Agreement between the Company and National Retail Properties, LP.

10.3	Second Amended and Restated Credit Agreement dated December 29, 2005 among the Company, as borrower, R. & H. Maxxon, Inc. and Kangaroo, Inc., subsidiaries of the Company, as guarantors, Wachovia Bank, National Association, as administrative agent and lender, Regions Bank and Wells Fargo Bank, National Association, as co-syndication agents and lenders, Harris N.A. and Rabobank International as co-documentation agents and lenders, and the other financial institutions signatory thereto, as lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2006).

99.1	Press Release dated April 5, 2007